Exhibit 5(b)

December 2, 2005
Entergy Corporation 639 Loyola Avenue New Orleans, Louisiana 70113

Ladies and Gentlemen:

As counsel for Entergy Corporation ("Entergy"), a Delaware corporation, we have participated in the preparation of a registration statement on Form S-1 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Securities Act") on or about the date hereof (the "Registration Statement"), in connection with the proposed offering of up to $1,000,000,000 aggregate amount of (i) Entergy's unsecured debt securities ("Senior Notes"); (ii) shares of Entergy's common stock, $0.01 par value ("Common Stock"), ("Shares"); (iii) contracts to purchase the Shares or other agreements or instruments requiring Entergy to sell the Shares (collectively, "Stock Purchase Contracts"); and (iv) units, each representing ownership of a Stock Purchase Contract and either Senior Notes or debt securities of third parties, including U.S. Treasury securities ("Stock Purchase Units"). In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

Based upon the foregoing, we are of the opinion that:

    The Senior Notes will be valid, legal and binding obligations of Entergy, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other laws affecting creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law), when:

      a duly-authorized officer of Entergy, acting within the authority granted by resolutions of the Board of Directors of Entergy, approves and establishes the terms and provisions of the Senior Notes in accordance with the Indenture, dated as of December 1, 2002, between Entergy and Deutsche Bank Trust Company Americas, as Trustee; and

      the Senior Notes are issued and sold in accordance with their respective terms and provisions and as contemplated by the Registration Statement.

    The shares of Common Stock will be validly issued, fully paid and non-assessable when:

      Entergy's Board of Directors (or a committee of such Board of Directors pursuant to express authority conferred on such committee by the Board of Directors) shall have adopted appropriate resolutions approving and authorizing the issuance and sale of the Common Stock and any other action necessary to the consummation of the proposed issuance and sale thereof; and

      the Common Stock shall have been issued and sold for the consideration contemplated by such resolutions, and otherwise as contemplated by the Registration Statement.

    The Stock Purchase Contracts and Stock Purchase Units will be valid, legal and binding obligations of Entergy, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other laws affecting creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law), when:

      Entergy's Board of Directors (or a committee of such Board of Directors pursuant to express authority conferred on such committee by the Board of Directors) shall have adopted appropriate resolutions to establish the terms of such Stock Purchase Contracts or Stock Purchase Units, as the case may be; and

      such Stock Purchase Contracts or Stock Purchase Units, as the case may be, shall have been issued and delivered in accordance with the terms and provisions thereof and as contemplated by the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us in the prospectus included in the Registration Statement under the caption "Legal Matters." In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

We are members of the New York Bar and this opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States insofar as they bear on the matters covered hereby. As to all matters of New York law, Denise C. Redmann, Assistant General Counsel-Corporate and Securities, Entergy Services, Inc., is authorized to rely upon this opinion as if it were addressed to her.

Very truly yours,

/s/ Thelen Reid & Priest LLP

THELEN REID & PRIEST LLP